                                                                   Exhibit 4.2.2


                       FIFTH AMENDMENT TO LOAN AGREEMENT
                       ---------------------------------

          THIS FIFTH AMENDMENT TO LOAN AGREEMENT, dated as of March 28, 2001 (this "Amendment"), is among NUMATICS, INCORPORATED, a Michigan corporation (the "Company"), NUMATICS LTD., a corporation organized and existing under the laws of Canada ("Numatics Ltd."), and NUMATICS GMBH, a corporation organized and existing under the laws of the Federal Republic of Germany ("Numatics GmbH") (the Company, Numatics Ltd. and Numatics GmbH, the "Borrowers") the lenders set forth on the signature pages hereof (collectively, the "Lenders"), BANK ONE, MICHIGAN, a Michigan banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and FLEET NATIONAL BANK, formerly known as BANKBOSTON, N.A., a national banking association, as documentation agent for the Lenders (in such capacity, the "Documentation Agent", and together with the Administrative Agent, collectively, the "Agents").

                                   RECITALS
                                   --------

          A. The Borrowers, the Agents and the Lenders are parties to an Amended and Restated Loan Agreement dated as of March 23, 1998, as amended (the "Loan Agreement").

          B. The Borrowers are in default under the Loan Agreement, have requested the Agent and the Lenders amend the Loan Agreement and desire to amend the Loan Agreement set forth herein, and the Agents and the Lenders are willing to do so strictly in accordance with the terms hereof.

                                     TERMS
                                     -----

          In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE I.  AMENDMENTS.  Upon fulfillment of the conditions set forth in Article
            ----------
III hereof, the Loan Agreement shall be amended as follows:

          1.1 The following new definitions are added to Section 1.1 in appropriate alphabetical order:

          "Fifth Amendment" shall mean the Fifth Amendment to this Agreement
           ---------------
dated as of March 28, 2001 among the Borrowers, the Lenders and the Agents.

          "Fifth Amendment Effective Date" shall mean the effective date of the
           ------------------------------
Fifth Amendment.


          1.2 The definitions of "Applicable Margin", "Fixed Charge Coverage Ratio", "Maturity Date A", "Maturity Date B" and "Termination Date" contained in
Section 1.1 are restated as follows:

          "Applicable Margin" shall mean, as of the Fifth Amendment Effective
           -----------------
Date and thereafter, (a) 4.00% with respect to each Revolving Credit Loan and Term Loan A that is a LIBOR Loan and the S/L/C fee, (b) 4.00% with respect to each Term Loan B that is a LIBOR Loan, (c) 1.50% with respect to each Prime Rate Loan and (d) 0.50% with respect to commitment fees.

          "Fixed Charge Coverage Ratio" shall mean, as of the end of any month,
           ---------------------------
the ratio of (a) EBITDA for the three consecutive months then ending minus Capital Expenditures for such period of three months, to (b) without duplication, Consolidated Interest Expense, plus cash tax payments, plus all payments on Funded Debt (excluding prepayments required pursuant to 3.1(d)), plus all cash dividends paid or required to be paid with respect to any Capital Stock of the Company and all redemptions of any Capital Stock, in each case as determined for such three months.

          "Maturity Date A" shall mean the earlier to occur of (a) the date on
           ---------------
which the maturity of Term Loan A is accelerated pursuant to Section 6.2 and (b) June 30, 2002.

          "Maturity Date B" shall mean the earlier to occur of (a) the date on
           ---------------
which the maturity of Term Loan B is accelerated pursuant to Section 6.2 and (b) June 30, 2002.

          "Termination Date" shall mean the earlier to occur of (a) June 30,
           ----------------
2002 and (b) the date on which the Revolving Credit Commitments shall be terminated pursuant to Sections 2.2 or 6.2.


          1.3    Section 4.21 is restated as follows:

      0.21  Management Group.  The Management Group owns 93.88% of the issued
            -----------------
and outstanding Capital Stock of the Company as described on Schedule 4.21-A,
                                                             ---------------
and Harvard owns 6.12% of the issued and outstanding Capital Stock of the Company as described on Schedule 4.21-A. All shareholder agreements and other
                        ---------------
agreements relating to the ownership, transfer, control or otherwise relating to the Capital Stock of the Company or any of the Guarantors are listed on Schedule
                                                                        --------
4.21-B hereto.
------

          1.4 Section 5.1(d)(xi) is re-designated as 5.1(d)(xiv) and the following three new subsections are added immediately prior thereof:

          (xi) As soon as available and in any event within three Business Days after the end of each month, a rolling ninety day cash flow forecast with projected borrowing base information in form and detail satisfactory to the Agents;

          (xii) Within 10 Business Days after the end of each month, a report (subject to any confidentiality requirements of the prospective new lenders or investors) on the progress of the Company in finding a source of financing or equity to refinance the Indebtedness and other obligations hereunder in full, which report shall be in form and detail satisfactory to the Agents;

          (xiii) As soon as available and in any event on or before May 31, 2001, appraisal reports, performed by independent third party appraisers acceptable to the Required Lenders and at the expense of the Company, covering substantially all of the machinery and equipment and real estate of the Company and each of its Subsidiaries; and


          1.5     Section 5.1(e) is restated as follows:

          (e)     Accounting, Access to Records, Books, Etc.  Maintain a
                  -----------------------------------------
system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with Generally Accepted Accounting Principles and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, (i) permit any Lender or the Administrative Agent, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective directors and officers, and, after notice to the Company, employees and independent auditors, and by this provision the Company does hereby authorize such persons to discuss such affairs, finances and accounts with any Lender or the Administrative Agent, and
(ii) permit the Administrative Agent or any of its agents or representatives to conduct a comprehensive field audit of its books, records, properties and assets, including without limitation all collateral subject to the Security Documents, real estate appraisals and site access, at the Company's expense, provided that (x) Company shall not be liable for the charges, costs and expenses of more than three such comprehensive field audits per fiscal year prior to the occurrence and continuance of an Event of Default and (y) at the request of the Required Lenders, the Administrative Agent or any of its agents or representatives shall conduct up to three such comprehensive field audits per fiscal year.


          1.6 Section 5.1(g) is amended by adding the following to the end thereof: "In addition, at any time after the difference of (a) the lesser of the Aggregate Tranche A Revolving Credit Commitments (which is $32,000,000 as of the Fifth Amendment Effective Date) or the Borrowing Base minus (b) the aggregate Revolving Credit Advances is less than $4,000,000, if requested by the Agents, the Borrowers and the Guarantors shall direct all customers and other account debtors to make all payments in connection with any obligations of any Borrower or Guarantor directly to a lock-box account, which account shall be a non-interest bearing account over which the Administrative Agent shall have the power of application and withdrawal, and all amounts received in such lock-box account shall be promptly applied to the Advances on such terms reasonably required by the Agents (with such amounts applied to the Revolving Credit Loans if payments on the other Advances and obligations under the Loan Agreement are not then due, and applied in a manner to minimize any obligations of the Borrowers under Section 3.9), and the Borrowers and the Guarantors shall promptly execute such lock-box agreements, dominion of funds agreements and related agreements in connection therewith, each in form and substance satisfactory to the Agents."


          1.7     A new Section 5.1(h) is hereby added as follows:

          (h)     Refinancing.  Use its best efforts to find an alternative
                  -----------
source of financing or equity to refinance the indebtedness and other obligations hereunder and terminate the Commitments as soon as possible.


          1.8     Sections 5.2(a), (b) and (c) are restated as follows:

          (a)     Fixed Charge Coverage Ratio.  Permit or suffer the Fixed
                  ---------------------------
Charge Coverage Ratio to be less than 1.0 to 1.0 as of the end of any month.

          (b)     Minimum Availability.  Permit or suffer the difference of
                  --------------------
(a) the lesser of the Aggregate Tranche A Revolving Credit Commitments (which is $32,000,000 as of the Fifth Amendment Effective Date) or the Borrowing Base minus (b) the aggregate Revolving Credit Advances, to be less than $8,000,000 as of July 30, 2001, $8,000,000 as of August 31, 2001, $10,000,000 as of January
31, 2002 or $10,000,000 as of February 28, 2002.

          (c)     [intentionally omitted]


          1.9     Section 5.2(e)(vii) is restated as follows:

          (vii)   [intentionally omitted].


          1.10    Section 5.2(g) is restated as follows:

          (g)     Merger; Acquisitions; Etc.  Purchase or otherwise acquire, or
                  --------------------------
permit or suffer any Subsidiary to purchase or otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any person, or all or a substantial portion of the capital stock of or other ownership interest in any other person; nor merge or consolidate or amalgamate with any other person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other person.


          1.11    Section 5.2(h) is restated as follows:

          (h)     Disposition of Assets; Etc.  Sell, lease, license, transfer,
                  --------------------------
assign or otherwise dispose of all or a material portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms and sales of scrap or obsolete material or equipment, and shall not permit or suffer any Subsidiary to do any of the foregoing; provided, however, that this Section
                                       --------  -------
5.2(h) shall not prohibit sales as to which proceeds are used to make optional prepayments on the Term Loans pursuant to Section 3.1.


          1.12    Section 5.2(j) is restated as follows:

          (j)     Dividends and Other Restricted Payments.  Make, pay, declare
                  ---------------------------------------
or authorize any dividend, payment or other distribution in respect of any class of is capital stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, or any shares of its Capital Stock other than such dividends, payments or other distributions to the extent payable solely in shares of Capital Stock of the Borrower.


          1.13    Section 5.2(m) is restated as follows:

          (m)     Contingent Liabilities.  Create, incur, assume or in any
                  ----------------------
manner become liable in respect of, or suffer to exist, any Contingent Liabilities other than Contingent Liabilities incurred prior to the Fifth Amendment Effective Date in an aggregate amount not to exceed $500,000.


          1.14    Clause (v) of Section 5.2(k) is restated as follows:
[intentionally omitted].


          1.15    Section 5.2(s) is restated as follows:

          (s)     Capital Expenditures.  Make any Capital Expenditures if the
                  --------------------
aggregate amount thereof made by the Company or any of its Subsidiaries for any consecutive three month period would exceed, on a consolidated basis, $900,000.


          1.16    Section 5.2(t) is restated  as follows:

          (t)     EBITDA  Permit or suffer EBITDA, as of the last day of each
                  ------
month and as calculated for the three consecutive months then ending, to be less than the amounts set forth below for the month end indicated:

-----------------------------------------------------------------------------
 Month End Date                                    EBITDA
 --------------                                    ------
-----------------------------------------------------------------------------
 March 31, 2001                                    $5,500,000
-----------------------------------------------------------------------------
 April 30, 2001                                    $5,500,000
-----------------------------------------------------------------------------
 May 31, 2001                                      $5,900,000
-----------------------------------------------------------------------------
 June 30, 2001                                     $5,900,000
-----------------------------------------------------------------------------
 July 31, 2001                                     $6,400,000
-----------------------------------------------------------------------------
 August 31, 2001                                   $6,400,000
-----------------------------------------------------------------------------
 September 30, 2001                                $6,700,000
-----------------------------------------------------------------------------
 October 31, 2001                                  $6,700,000
-----------------------------------------------------------------------------
 November 30, 2001                                 $6,700,000
-----------------------------------------------------------------------------
 December 31, 2001                                 $6,700,000
-----------------------------------------------------------------------------
 January 31, 2002                                  $7,000,000
-----------------------------------------------------------------------------
 February 28, 2002                                 $7,000,000
-----------------------------------------------------------------------------
 March 31, 2002                                    $7,000,000
-----------------------------------------------------------------------------
 April 30, 2002                                    $7,000,000
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
 May 31, 2002                                      $7,000,000
-----------------------------------------------------------------------------
 June 30, 2002                                     $7,000,000
-----------------------------------------------------------------------------

          1.17    A new Section 5.2(u) is added as follows:

          (u)     Annual EBITDA  Permit or suffer EBITDA, as of December 31,
                  -------------
2001 and as calculated for the twelve consecutive months then ending, to be less than $35,000,000.


          1.18 Schedules 4.4, 4.21-A and 4.21-B to the Loan Agreement are replaced with Schedules 4.4, 4.21-A and 4.21-B attached hereto.


ARTICLE II.  REPRESENTATIONS.  Each Borrower represents and warrants to the
             ---------------
Agents and the Lenders that:

          2.1 The execution, delivery and performance of this Amendment is within its powers, has been duly authorized and is not in contravention with any law, of the terms of its Articles of Incorporation or By-laws, or any undertaking to which it is a party or by which it is bound.

          2.2 This Amendment is the legal, valid and binding obligation of the Borrowers enforceable against it in accordance with the terms hereof.

          2.3 After giving effect to the amendments and waivers herein contained, the representations and warranties contained in Article IV of the Loan Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

          2.4 After giving effect to the amendments and waivers herein contained, no Event of Default or Unmatured Event exists or has occurred and is continuing on the date hereof.


ARTICLE III.  CONDITIONS OF EFFECTIVENESS.  This Amendment shall not become
              ---------------------------
effective until each of the following has been satisfied:

          3.1 This Amendment shall be signed by the Borrowers and the Required Lenders.

          3.2 Each of the Guarantors shall have executed the Consent and Agreement at the end of this Amendment.

          3.3 Each of the Borrowers and the Guarantors shall have delivered a board resolution approving this Amendment and all the transactions contemplated hereby.

          3.4 The Borrowers and the Guarantors shall have delivered such other agreements and documents requested by either Agent.

ARTICLE IV.  EVENTS OF DEFAULT AND WAIVER.
             ----------------------------

          4.1 The Borrowers acknowledge that Event of Defaults have occurred because the Borrowers have failed to comply with Sections 5.2(a), (b) and (c) of the Credit Agreement (the "Previously Existing Defaults"). The Borrowers acknowledge that the Required Lenders have the ability to accelerate all indebtedness and exercise all of their rights and remedies under the Credit Agreement and that the Lenders do not have any obligation to make any Advances under the Credit Agreement. In consideration of the execution of this Amendment and subject to the satisfaction of all conditions required by Article III hereof, the Agents and the Required Lenders agree to waive the Previously Existing Defaults, provided that such waiver shall waive only the Previously Existing Defaults on or prior to the date hereof, and does not waive any other Default, including without limitation any Default caused by any violation of
Section 5.2(a), (b) and (c) at any time on or after the date hereof, and this waiver shall not be deemed to be a waiver, or a consent to any modification or amendment, of any other term or condition of the Credit Agreement or any term or condition of any other Loan Document, or to prejudice any present or future right or rights which the Agents or any of the Lenders now have or may have thereunder.


ARTICLE V.  MISCELLANEOUS.
            -------------

          5.1 References in the Loan Agreement or in any note, certificate, instrument or other document to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby and as further amended from time to time.

          5.2 The Borrowers agree to pay and to save the Agent harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

          5.3 Each Borrower and Guarantor acknowledges and agrees that the Agent and the Lenders have fully performed all of their obligations under all documents executed in connection with the Loan Agreement, the Notes, the Security Documents and all other documents and agreements executed by a Borrower in connection with the Loan Agreement and all actions taken by the Agent and the Lenders are reasonable and appropriate under the circumstances and within their rights under the Loan Agreement and all other documents executed in connection therewith and otherwise available. Each Borrower and Guarantor represents and warrants that it is not aware of any claims or causes of action against either Agent or any Lender or any of their successors or assigns. Notwithstanding this representation and a further consideration for the agreements and understandings herein, each Borrower and each Guarantor and their respective successors and assigns hereby release each Agent, each Lender and their respective successors and assigns from any liability, claim, right or cause of action which now exists or hereafter arises, whether known or unknown, arising from or in any way related to facts in existence as of the date hereof to any agreements or transactions among the Agents, the Lenders, the Borrowers, the Guarantors or any of them, or to any acts or omissions of the Agents or the Lenders in connection therewith or otherwise related thereto in any way.

          5.4 Except as expressly amended hereby, each Borrower agrees that the Loan Agreement, the Notes, the Security Documents and all other documents and agreements executed by a

Borrower in connection with the Loan Agreement in favor of the Agent or any Lender are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

          5.5 On the date of this Amendment, the Company agrees to pay to each Lender signing this Amendment on or before 12:00 noon, Detroit time, on the date hereof a fee equal to 0.25% of such Lender's Commitments.

          5.6 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures shall be enforceable as originals.

          IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.


                                           NUMATICS, INCORPORATED


                                           By: /s/ Robert P. Robeson
                                              ---------------------------------
                                              Its: Vice President



                                           NUMATICS LTD.


                                           By: /s/ Robert P. Robeson
                                              ---------------------------------
                                              Its: Secretary



                                           NUMATICS GMBH


                                           By: /s/ John H. Welker
                                              ---------------------------------
                                              Its: General Manager

                                    BANK ONE, MICHIGAN, as Administrative Agent
                                     and as a Lender


                                    By: /s/ Thomas A. Lakocy
                                        ------------------------------------
                                        Its: First Vice President


                                    BANK ONE, NA


                                    By: /s/ Thomas A. Lakocy
                                        ------------------------------------
                                        Its: First Vice President


                                    BANK ONE, CANADA


                                    By: /s/ Thomas A. Lakocy
                                        ------------------------------------
                                        Its: First Vice President


                                    FLEET NATIONAL BANK, as Documentation Agent
                                     and as a Lender


                                    By: /s/ Peggy Perkham
                                        ------------------------------------
                                        Its: Senior Vice President


                                    COMERICA BANK


                                    By: /s/ Aaron Miller
                                        ------------------------------------
                                        Its: Account Officer

                                           MAPLEWOOD (CAYMAN) LIMITED


                                           By: _______________________________

                                             Its: ____________________________


                                           MASSACHUSETTS MUTUAL LIFE
                                           INSURANCE COMPANY


                                           By: _______________________________

                                             Its: ____________________________


                                           BLACK DIAMOND CLO 2000-LTD.


                                           By: /s/ David Dyer
                                               -------------------------------
                                             Its: Director

                             CONSENT AND AGREEMENT
                             ---------------------


          As of the date and year first above written, each of the undersigned hereby:

     (a) fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated hereby and agrees to all terms and provisions of the above Amendment applicable to it;

     (b) agrees that each Guaranty and all other agreements executed by any of the undersigned in connection with the Loan Agreement or otherwise in favor of the Agents or the Lenders, or any of them (collectively, the "Guarantor Documents") are hereby ratified and confirmed and shall remain in full force and effect, and each of the undersigned acknowledges that it has no setoff, counterclaim, defense or other claim or dispute with respect to any Guarantor Document; and

     (c) acknowledges that its consent and agreement hereto is a condition to the Lenders' obligation under this Amendment and it is in its interest and to its financial benefit to execute this consent and agreement.


                                           MICRO-FILTRATION, INC.


                                           By: /s/ Robert P. Robeson
                                               -------------------------------
                                               Its: Secretary



                                           NUMATION, INC.


                                           By: /s/ Robert P. Robeson
                                               -------------------------------
                                               Its: Secretary



                                           NUMATECH, INC.


                                           By: /s/ Robert P. Robeson
                                               -------------------------------
                                               Its: Secretary

                                           ULTRA AIR PRODUCTS, INC.


                                           By: /s/ Robert P. Robeson
                                               -------------------------------
                                               Its: Secretary



                                           MICROSMITH, INC.


                                           By: /s/ Robert P. Robeson
                                               -------------------------------
                                               Its: Secretary


                                           EMPIRE AIR SYSTEMS, INC.


                                           By: /s/ Robert P. Robeson
                                               -------------------------------
                                               Its: Secretary

                                 SCHEDULE 4.4

                                 Subsidiaries
                                 ------------

                                 Jurisdiction
                                 of
Name of Subsidiary               Incorporation          Percentage Owned
------------------               -------------          ----------------
I.A.E. Incorporated              Michigan                        100%
Micro-Filtration, Inc.           Michigan                        100%
Numation Inc.                    Michigan                         90%
Numatech, Inc.                   Michigan                         88%
Ultra Air Products, Inc.         Michigan                        100%
Microsmith, Inc.                 Arizona                         100%
Empire Air Systems, Inc.         New York                        100%
Numatics B.V.                    Netherlands                     100%
Numatics S.A. de C.V.            United States                    99%*
                                  of Mexico
Numatics S.A.R.L.                France                           99%*
Numatics Ltd.                    Canada                          100%
Numatics, Limited                United Kingdom                   99%*
NAC Beteilingungs Gmbh           Federal Republic                100%
                                  of Germany
Numatics Gmbh                    Germany                         100%
Numatics K.F.T.                  Hungary                         100%
Numatics Ltd.                    Taiwan                           91%*
Numatics S.R.L.                  Italy                            99%*
Univer Gmbh                      Germany                         100%
Numatics Spain S.L.              Spain                           100%

* 1% share held by John H. Welker

                                SCHEDULE 4.21-A

                       Management Group Stock Ownership
                       --------------------------------

                            NUMATICS, INCORPORATED
                            OWNERSHIP OF SECURITIES

              Stockholder                         Shares              Percent
              -----------                         ------              -------
John H. Welker                                 1,971,196.25             75.60%
David K. Dodds                                   112,881.25              4.33%
Donald E. McGeachy                               112,881.25              4.33%
Henry Fleischer                                   97,201.25              3.73%
Robert P. Robeson                                 78,391.25              3.01%
John Acuff                                        56,441.25              2.16%
David King                                        18,750.00              0.72%
Harvard Private Capital Holdings, Inc.           159,575.00              6.12%
                                               ------------            ------
                                               2,607,317.50            100.00%
                                               ============            ======

                                SCHEDULE 4.21-B

                            Shareholder Agreements
                            ----------------------

1. Voting Agreement dated November 29, 1990, as supplemented, among Numatics Acquisition Corporation (the "Company") and the Shareholders.

2.   Amended and Restated Stock Transfer Agreement dated December 28, 1995.

3.   NUMATION, INC., a Michigan corporation
     --------------

     Stock Transfer Agreement by and among Jeffrey R. Schneid and Numatics, Incorporated, and Numation, Inc. dated September 1, 1994

4.   NUMATECH, INC., a Michigan corporation
     --------------

     Stock Transfer Agreement by and among Richard L. Dalton, Jr. and Numatics, Incorporated, and Numatech, Inc. dated September 1, 1994


5. As a condition to exercising any option granted under the Numatics, Incorporated Incentive Plan adopted June 29, 2000, each option holder will be required to enter into a Stock Transfer Agreement in substantially the form filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30